UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2020

RADIANT LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35392	04-3625550
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 114th Avenue, S.E., Third Floor

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 943-4599

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	RLGT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Radiant Logistics, Inc. (the “Company,” “we” or “us”) held on November 11, 2020, the holders of our outstanding common stock took the actions described below. As of the record date for the annual meeting, 49,674,634 shares of common stock were issued and outstanding, each entitled to one vote per share.

1.

The stockholders elected Bohn H. Crain, Michael Gould and Richard P. Palmieri to serve on our board of directors until the 2021 annual meeting of stockholders and their successors have been duly elected and qualified. The results of the voting are as follows:

Name	For	Against	Abstain	Broker Non-Votes
Bohn H. Crain	38,981,806	784,498	131,701	5,378,774
Jack Edwards	19,042,646	20,719,038	136,321	5,378,774
Michael Gould	26,840,119	12,926,185	131,701	5,378,774
Richard P. Palmieri	26,655,630	13,110,674	131,701	5,378,774

Under the Company’s majority voting policy, a director nominee must tender a conditional offer of resignation subject to acceptance or rejection by the Company’s board of directors in the event the director receives a greater number of votes “against” his or her election than votes “for” his or her election in an uncontested election. At the annual meeting, Jack Edwards received more votes “against” his election than votes “for” his election. As a result, Mr. Edwards tendered his resignation from the board of directors, with the effectiveness of such resignation conditioned upon the board of directors’ acceptance thereof. The board of directors will then decide as to whether the offered resignation should be accepted or rejected, or whether other board of directors’ action should be taken. The board of directors will publicly announce its decision regarding the offered resignation and the rationale behind it within 90 days after the election results have been certified. As provided in the majority voting policy, Mr. Edwards will not participate in the deliberations of the board of directors with respect to his resignation, but his service will otherwise continue pending the outcome of those deliberations.

It is the Company’s understanding that the number of “against” votes received by Mr. Edwards were substantially due to a report issued by ISS Proxy Advisory Services Committee (“ISS”) in which ISS recommended an “against” vote for Mr. Edwards in his role as Chair of the Company’s Audit and Executive Oversight Committee based on the Company’s position with respect to certain corporate governance matters. The recommendation by ISS was made in accordance with its proxy voting guidelines, which are of general applicability and without regard to Mr. Edwards or any other person individually.

2.	The stockholders approved a proposal to ratify the selection of BDO USA, LLP as our independent auditor for the 2021 fiscal year. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
45,029,884	32,742	214,153	None

3.	The stockholders did not approve, on an advisory basis, our executive compensation. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
17,577,387	21,602,848	717,770	5,378,774

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: November 13, 2020	By:	/s/ Todd Macomber
Todd Macomber
Senior Vice President and Chief Financial Officer